CANE CLARK LLP

Kyleen E. Cane* Bryan R. Clark^
Joe Laxague~ Scott P. Doney~

3273 E. Warm Springs
Las Vegas, NV 89120

Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: bclark@caneclark.com

November 20, 2007

American Racing Capital, Inc.
9880 Via Parsar, Suite A
San Diego, CA 92126

Re: American Racing Capital, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for American Racing Capital, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the registration of up to 3,000,000 shares of common stock underlying the employee stock options to be issued pursuant to the American Racing Capital, Inc. 2007 Stock Incentive Plan (the "Plan").

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated November 20, 2007; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that, when issued in the manner referred to in the Plan upon the exercise of employee stock options granted under the Plan, the common stock issued to the exercising option holders under the Plan will be validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law, which includes the statutory provisions, all applicable provision of the Nevada Constitution, and reported judicial decisions interpreting these laws.

Very truly yours,

CANE CLARK LLP

Bryan R. Clark, Esq.

*Licensed Nevada, California, Washington and Hawaii Bars;
^ Nevada, Colorado and District of Columbia Bars ~Nevada

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP

Bryan R. Clark, Esq.